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                                                                  EXHIBIT 3.1.22

                              CERTIFICATE OF MERGER
                                       OF
                       RA-TEK PRECISION SHEET METAL, INC.
                           (A CALIFORNIA CORPORATION)
                                  WITH AND INTO
                               SCI ENCLOSURES, LLC
                     (A DELAWARE LIMITED LIABILITY COMPANY)

         SCI ENCLOSURES, LLC, a Delaware limited liability company, pursuant to
Section 18-209 of the Delaware Limited Liability Company Act (The "Act"), hereby certifies that:

         1. The name and jurisdiction of formation or organization of each of the constituent entities are:

                  (i) Ra-Tek Precision Sheet Metal, Inc., which is incorporated under the laws of the State of California; and

                  (ii) SCI Enclosures, LLC, a limited liability company, which is organized under the laws of the State of Delaware.

         2. An Agreement and Plan of Merger (the "Plan of Merger") has been approved, and executed by each of the aforesaid constituent business entities in accordance with the provisions of Section 18-209(b) of the Act and the applicable provisions of the California General Corporation Law.

         3. The name of the surviving limited liability company is SCI ENCLOSURES, LLC.

         4.       The Merger shall be effective at 11:59 p.m. on June 30, 2001.

         5. The executed Plan of Merger is on file at a place of business of the surviving limited liability company which is located at SCI Enclosures, LLC, c/o SCI Systems (Alabama), Inc., 2101 West Clinton Avenue, Huntsville, Alabama 35805. A copy of the Plan of Merger will be furnished by SCI Enclosures, LLC, on request and without cost to any member of the limited liability company or any stockholder of Ra-Tek Precision Sheet Metal, Inc.,

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         IN WITNESS WHEREOF, the undersigned has executed this Certificate of
Merger as of this 26 day of June, 2001.

                                    SCI ENCLOSURES, LLC

                                    By: /s/ George J. King
                                        ----------------------------------------
                                    Name: George J. King
                                    Title: Manager